 Exhibit 99.5

EXECUTION VERSION

BMO COMMERCIAL MORTGAGE SECURITIES LLC

PURCHASER

and

KEYBANK NATIONAL ASSOCIATION

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of August 1, 2026

BMO 2026-C15 Mortgage Trust
Commercial Mortgage Pass-Through Certificates, Series 2026-C15

Annex A	Co-sponsored Mortgage Loans
Annex B	Mortgage Loans That Do Not Have a Due Date in the Month of the First Distribution Date
Annex C	Retained Uncertificated Interests and/or Class VRR Certificates
Exhibit A	Mortgage Loan Schedule
Exhibit B	Mortgage Loan Representations and Warranties
Schedule B-1 List of Mortgage Loans with Existing Mezzanine Debt
Schedule B-2 List of Mortgage Loans with Future Permitted Mezzanine Debt
Schedule B-3 List of Cross-Collateralized and Cross-Defaulted Mortgage Loans
Schedule B-4 List of Mortgage Loans with Affiliated Borrowers
Exhibit C	Exceptions to Mortgage Loan Representations and Warranties
Exhibit D	Form of Seller Certificate
Exhibit E	Outside Serviced Mortgage Loan Provisions
Exhibit F	Form of Diligence File Certification
Exhibit G	Form of Power of Attorney
Exhibit H	Notices
Exhibit I	Representations and Warranties for Trust Subordinate Companion Loan
-i-

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of August 1, 2026, is between BMO Commercial Mortgage Securities LLC, a Delaware limited liability company, as purchaser (the “Purchaser”), and KeyBank National Association, a national banking association, as seller (the “Seller”).

Capitalized terms used in this Agreement and not defined herein (unless otherwise specified) shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of August 1, 2026 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor (in such capacity, the “Depositor”), KeyBank National Association, as general master servicer (in such capacity, the “General Master Servicer”), Rialto Capital Advisors, LLC, as general special servicer (in such capacity, the “General Special Servicer”), National Cooperative Bank, N.A., as master servicer of the NCB Mortgage Loans (in such capacity, the “NCB Master Servicer”) and as special servicer of the NCB Mortgage Loans (in such capacity, the “NCB Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (the “Certificate Administrator”), and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other commercial, multifamily, residential cooperative and/or manufactured housing community mortgage loans (collectively, the “Other Loans”), to a trust fund (the “Trust Fund”). In exchange for the Mortgage Loans and the Other Loans, the Trust Fund will issue, to or at the direction of the Depositor, certificates to be known as BMO 2026-C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-C15 (collectively, the “Certificates”), and any Uncertificated Interests (if applicable).

For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A to this Agreement (including as reflected in any footnotes to such exhibit); “Mortgaged Properties” refers solely to the Mortgaged Properties (within the meaning of the Pooling and Servicing Agreement) securing such Mortgage Loans; and “Mortgagors” refers solely to the “Mortgagors” (within the meaning of the Pooling and Servicing Agreement) with respect to such Mortgage Loans.

For purposes of this Agreement, (A) “Master Servicer” refers to (i) the NCB Master Servicer in the case of any NCB Mortgage Loan listed on Exhibit A hereto and to (ii) the General Master Servicer in the case of any Mortgage Loan listed on Exhibit A hereto other than an NCB Mortgage Loan, and (B) “Special Servicer” refers to (i) the NCB Special Servicer in the case of any NCB Mortgage Loan listed on Exhibit A hereto and to (ii) the General Special Servicer in the case of any Mortgage Loan listed on Exhibit A hereto other than an NCB Mortgage Loan.

Notwithstanding the foregoing, if the Seller is selling one or more Mortgage Loans that are part of one or more Co-sponsored Mortgage Loans (within the meaning of the Pooling and Servicing Agreement), each such Co-sponsored Mortgage Loan is identified on Annex A to this Agreement. A “Co-sponsored Mortgage Loan” under the Pooling and Servicing Agreement: (i) is evidenced by two or more separate Notes being sold to the Purchaser by two or more separate sellers (also referred to as Applicable Co-sponsors), as identified on Annex A to this Agreement (if the Seller is one of those applicable Co-Sponsors); (ii) may, but need not, be part of a Whole Loan; and (iii) if such Co-sponsored Mortgage Loan is part of a Whole Loan, constitutes the entire portion of such Whole Loan that is being contributed to the Trust (with other Notes evidencing Companion Loans constituting part of such Whole Loan that are not contributed to the Trust). “Applicable Co-sponsor” means, as to each Co-sponsored Mortgage Loan, each seller of the subject Notes to the Purchaser, as identified on Annex A to this Agreement. Notwithstanding anything to the contrary in this Agreement or the Pooling and Servicing Agreement, with respect to each Co-sponsored Mortgage Loan, although the term “Mortgage Loan” under the Pooling and Servicing Agreement and the Offering Documents means the entire such Co-sponsored Mortgage Loan, for the purposes of determining any rights or obligations of the Seller and the related Applicable Co-sponsor(s) with respect to such Co-sponsored Mortgage Loan under this Agreement, the Pooling and Servicing Agreement or any Applicable Co-sponsor’s related mortgage loan purchase agreement, except as otherwise provided in Section 11.02(b) of the Pooling and Servicing Agreement, the term “Mortgage Loan” refers to the portion of such Co-sponsored Mortgage Loan evidenced by the related Note(s) contributed to the Trust by such Applicable Co-sponsor and such Note(s) shall be treated like a separate Mortgage Loan.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1        Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, representation or warranty (except as otherwise specifically set forth herein), subject to the rights of the holders of interests in any related Companion Loan (other than any Trust Subordinate Companion Loan), all of its right, title and interest in and to the Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”), including all interest and principal received or receivable on or with respect to the Mortgage Loans after the Cut-Off Date (and, in any event, excluding payments of principal and interest and other amounts due and payable on the Mortgage Loans on or before the Cut-Off Date and excluding any Retained Defeasance Rights and Obligations with respect to the Mortgage Loans).

In addition, on the Closing Date, solely in the event the initial Distribution Date occurs in February (except during a leap year) or March, the Seller shall cause to be delivered to the Master Servicer (for deposit into the Collection Account) or the Certificate Administrator (for deposit into the Interest Reserve Account) (as provided in the Pooling and Servicing Agreement) for the benefit of the Trust Fund the aggregate Initial Interest Deposit Amount with respect to those Mortgage Loans that accrue interest on an Actual/360 Basis, which Initial Interest Deposit Amount for each such Mortgage Loan shall represent an amount equal to (i) if the initial Distribution Date is in February, one day of interest (except during a leap year), and (ii) if the initial Distribution Date is in March, two days of interest (or one day of interest during a leap year), in each case, at the related Net Mortgage Rate on the related Cut-Off Date Balance of each such Mortgage Loan. For the avoidance of doubt, no Initial Interest Deposit Amount will be due and owing if (i) the initial Distribution Date does not occur in February or March, or (ii) if the initial Distribution Date occurs in February during a leap year.

In addition, on the Closing Date, if one or more Mortgage Loans is identified on Annex B to this Agreement (which Mortgage Loans do not have a Due Date in the month of the first Distribution Date), the Seller shall cause to be delivered to the Master Servicer or the Certificate Administrator (as provided in the Pooling and Servicing Agreement), for deposit into the account set forth in the Pooling and Servicing Agreement on behalf of the Seller and for the benefit of the Trust Fund, the Initial Month’s Interest Deposit Amount with respect to each such Mortgage Loan, which Initial Month’s Interest Deposit Amount shall represent an amount equal to one-month’s interest accrued with respect to each such Mortgage Loan at the related Mortgage Rate for the month preceding the month of the first Distribution Date.

Upon the sale of the Mortgage Loans, the ownership of each related Note, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File (subject to the rights of the holders of interests in any related Companion Loan that is not a Trust Subordinate Companion Loan) will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan (other than those to be held by the holder of any related Companion Loan that is not a Trust Subordinate Companion Loan) prepared by or which come into the possession of the Seller shall (subject to the rights of the holders of interests in any related Companion Loan that is not a Trust Subordinate Companion Loan) immediately vest in the Purchaser and immediately thereafter the Trustee. In connection with the transfer pursuant to this Section 1 of any Mortgage Loan that is part of a Whole Loan, the Seller does hereby assign to the Purchaser all of its rights, title and interest (solely in its capacity as the holder of the subject Mortgage Loan) in, to and under the related Co-Lender Agreement (it being understood and agreed that the Seller does not assign any right, title or interest that it or any other party may have thereunder in its capacity as the holder of any related Companion Loan that is not a Trust Subordinate Companion Loan). The Seller’s assignment of any Outside Serviced Mortgage Loan is subject to the terms and conditions of the applicable Outside Servicing Agreement and the related Co-Lender Agreement.

The Purchaser will sell: (i) the Public Certificates to the Underwriters pursuant to the Underwriting Agreement, dated as of the first pricing date with respect to the Certificates (the “Underwriting Agreement”), between the Purchaser and the Underwriters; (ii) the Private Certificates (exclusive of any Class VRR Certificates, Class S Certificates or Loan-Specific Certificates) to the Initial Purchasers (the Initial Purchasers, collectively with the Underwriters, are referred to herein as the “Dealers”) pursuant to the Purchase Agreement, dated as of the first pricing date with respect to the Certificates (the “Certificate Purchase Agreement”), between the Purchaser and the Initial Purchasers; and (iii) if applicable, any classes of Loan-Specific Certificates pursuant to a related purchase agreement (a “Loan-Specific Certificate Purchase Agreement”) between the Purchaser and any applicable Loan-Specific Initial Purchasers identified therein.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As the consideration for the Mortgage Loans, the Purchaser shall: (i) pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction that sum set forth in the funding schedule executed by the Seller and the Purchaser relating to the sale of the Mortgage Loans contemplated hereby (but subject to certain post-settlement adjustments for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor and for which the Seller is specifically responsible); and (ii) if the Seller is listed on Annex C to this Agreement, cause the Uncertificated Interests or Class VRR

Certificates identified on Annex C hereto to be registered under the Pooling and Servicing Agreement in the name of the Seller or any designee of the Seller identified on Annex C hereto.

The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2        Books and Records; Certain Funds Received After the Cut-Off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Outside Serviced Mortgage Loan) and each Note shall be transferred to the Trustee subject to and in accordance with this Agreement. Any funds due after the Cut-Off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator. All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and all recoveries and payments of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes. Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

It is expressly agreed and understood that, notwithstanding the assignment of the Loan Documents, it is expressly intended that the Seller will receive the benefit of any securitization indemnification provisions in the Loan Documents.

SECTION 3        Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans as contemplated herein, to deliver to and deposit with (or to cause to be delivered to and deposited with) the Custodian (on behalf of the Trustee), with copies (other than with respect to an Outside Serviced Mortgage Loan) to be delivered to the Master Servicer, on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the Purchaser or otherwise), to the Custodian and the Master Servicer, with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or other related Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations.

With respect to letters of credit (exclusive of those relating to an Outside Serviced Mortgage Loan), the Seller shall deliver to the Master Servicer, and the Pooling and Servicing Agreement shall require the Master Servicer to hold, the original (or copy, if such original has been submitted by the Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trustee (in care of the Master Servicer) for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s), to the extent required in order for the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) in accordance with the applicable terms thereof and/or of the related Loan Documents)) and the Seller shall be deemed to have satisfied any such delivery requirements by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to Section 2.01(b) of the Pooling and Servicing Agreement. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) in accordance with the applicable terms thereof and/or of the related Loan Documents, the Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date. The Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s), and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s).

(b)               Except with respect to any Outside Serviced Mortgage Loan, the Seller shall deliver to and deposit with (or cause to be delivered to and deposited with) the Master Servicer within five (5) Business Days after the Closing Date: (i) a copy of the Mortgage File; (ii) all documents and records not otherwise required to be contained in the Mortgage File that (A) relate to the origination and/or servicing and administration of the Mortgage Loans and any related Serviced Companion Loan(s), (B) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any related asset summaries that were delivered to the Rating Agencies in connection with the rating of the Certificates, material notices related to tenant leases, and any related operating statements, financial statements, appraisals or similar reports) or any related Serviced Companion Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or any related Serviced Companion Loans or holders of interests therein, and (C) are in the possession or under the control of the Seller; and (iii) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans and any related Serviced Companion Loans together with a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan or any related Serviced Companion Loan(s); provided that the Seller shall not be required to deliver any draft documents, privileged or other related Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. Notwithstanding the foregoing, this Section 3(b) shall not apply to any Outside Serviced Mortgage Loan.

(c)                With respect to any Mortgage Loan secured by any Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any such related comfort letter to the Trustee for the benefit of the Certificateholders or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File) and the Master Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

(d)               Notwithstanding anything to the contrary contained herein, with respect to each Co-sponsored Mortgage Loan, the obligations of each of the Applicable Co-sponsors to deliver Mortgage Note(s) to the Custodian shall be limited to delivery to the Custodian of only the Mortgage Note(s) held by such Applicable Co-sponsor. With respect to each Co-sponsored Mortgage Loan, the obligations of each of the Applicable Co-sponsors to deliver the remaining portion of the related Mortgage File or any remaining document required to be delivered with respect thereto shall be joint and several, provided that any one of the Applicable Co-sponsors may deliver one Mortgage File (exclusive of the related Mortgage Notes) or one of any other remaining document required to be delivered with respect to such Co-sponsored Mortgage Loan hereunder and under the mortgage loan purchase agreement(s) between the Purchaser and the other Applicable Co-sponsor(s), and such delivery shall satisfy the corresponding delivery requirements for both the Seller and the other Applicable Co-sponsor(s).

(e)                Upon written request from the Special Servicer, the Seller shall deliver a power of attorney substantially in the form of Exhibit G to this Agreement to the Special Servicer, that permits the Special Servicer to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement actions by the Special Servicer on behalf of the Trust Fund.

SECTION 4        Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage

Loans. The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-Off Date, all other payments made in respect of such Mortgage Loans after the Cut-Off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-Off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5        Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)                with respect to the Mortgage Loans (other than any Outside Serviced Mortgage Loan), it shall record and file, or cause a third party on its behalf to record and file, in the appropriate public recording office for real property records or UCC financing statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, and each related UCC-3 financing statement referred to in the definition of Mortgage File, in each case in favor of the Trustee, as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement. All out of pocket costs and expenses relating to the recordation or filing of such assignments of Assignment of Leases, assignments of Mortgage and financing statements shall be paid by (or caused to be paid by) the Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause the recording or filing of, such substitute or corrected document or instrument, or with respect to any assignments that a third party on the Seller’s behalf has agreed to record or file as described in the Pooling and Servicing Agreement, the Seller shall deliver such substitute or corrected document or instrument to such third party (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)               as to each Mortgage Loan (except with respect to any Outside Serviced Mortgage Loan), if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3), (6) (if recorded) and (15) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller or the title agent to be a true and complete copy of the original thereof submitted for recording. The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Seller or its designee shall obtain and provide to the Custodian a certified copy of the recorded original. On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)                except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Outside Serviced Mortgage Loan) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and any related Serviced Companion Loan Holder(s). Notwithstanding the foregoing, this Section 5(c) shall not apply with respect to any Outside Serviced Mortgage Loan;

(d)               the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement;

(e)                if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information (as such term is defined in the Indemnification Agreement) in the Prospectus, the Offering Circular or any Loan-Specific Offering Circular (the Prospectus, the Offering Circular and any Loan-Specific Offering Circular are collectively referred to herein as the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor. If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law. The Seller has executed and delivered, or is required to execute and deliver, the Indemnification Agreement, dated as of the first pricing date with respect to the Certificates, between, among others, the Dealers, the Seller and the Depositor (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”) covering the Seller Information in the Offering Documents. Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans or any changes in condition or circumstance of any Mortgaged Property, Mortgagor, guarantor or any of their Affiliates after the Closing Date in connection with its obligations under this Section 5(e);

(f)                for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall: (1) provide the Depositor and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information for which the Seller is responsible as indicated on Exhibit U, Exhibit V and Exhibit Z to the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant; and (2) reasonably cooperate with each of the Depositor, the Master Servicer and the Certificate Administrator, upon the reasonable request of such party, by providing all Mortgage Loan related documents, data and information in the possession of the Seller at or prior to the Closing Date and on the date of such request and necessary for the ongoing compliance by the Depositor and the Trust with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided, that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(g)               within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan (other than any related Trust Subordinate Companion Loan) to the Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Designated Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(h)               within sixty (60) days after the Closing Date, the Seller shall provide the Depositor (with a copy to each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer and the Operating Advisor) with a certification by an authorized officer of the Seller, substantially in the form of Exhibit F to this Agreement, that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Designated Site contains all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor, which such certification or copies thereof may be sent via email;

(i)                 upon written request of the Asset Representations Reviewer (in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for a Mortgage Loan (other than any related Trust Subordinate Companion Loan) that is a Delinquent Loan), the Seller shall provide to the Asset Representations Reviewer within ten (10) Business Days of receipt of such written request (which time period may be extended upon the mutual agreement of the Seller and the Asset Representations Reviewer), such documents requested by the Asset Representations Reviewer and in the possession of the Seller relating to each such Delinquent Loan to enable the Asset Representations Reviewer to complete any Test for each such Delinquent Loan, but only to the extent such documents are in the possession of the Seller; provided that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(j)                 upon the completion of an Asset Review with respect to each Mortgage Loan (other than any related Trust Subordinate Companion Loan) that is a Delinquent Loan and receipt by the Seller of a written invoice from the Asset Representations Reviewer, the Seller shall pay to the Asset Representations Reviewer, within forty-five (45) days after receipt of such written invoice, the Asset Representations Reviewer Asset Review Fee with respect to such Delinquent Loan as set forth in Section 11.02(b) of the Pooling and Servicing Agreement, subject to adjustment with respect to any Co-sponsored Mortgage Loan(s), as set forth in Section 11.02(b) of the Pooling and Servicing Agreement;

(k)               if the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the Seller shall have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the Test failure indicated in the Preliminary Asset Review Report. If the Seller elects to refute the Test failure indicated in the Preliminary Asset Review Report, the Seller shall provide to the Special Servicer and the Asset Representations Reviewer any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test;

(l)                 the Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement with respect to any Mortgage Loan that is not a Trust Subordinate Companion Loan, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to the resolution method;

(m)             the Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Seller to pay the fees described under Section 5(j) above within 90 days of written request by the Asset Representations Reviewer or (ii) any failure by the Seller to provide all documents required to be delivered by it pursuant to Sections 5(g) and 5(i) of this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement); and

(n)               with respect to any Mortgage Loan that is (or may become pursuant to the related Co-Lender Agreement) part of an Outside Serviced Whole Loan, (x) in the event that the Closing Date occurs on or prior to the closing date of the related Outside Securitization Trust (such event, the “Outside Securitization”), the Seller shall provide (or cause to be provided) to the Depositor (and counsel thereto) and the Certificate Administrator (i) written notice in a timely manner of (but no later than three (3) Business Days prior to) the closing date of such Outside Securitization, and (ii) no later than one (1) Business Day after the closing date of such Outside Securitization, a copy of the Outside Servicing Agreement in an EDGAR-compatible format, and (y) in the event that the Closing Date occurs after the closing date of the Outside Securitization, the Seller shall provide, or cause the Outside Depositor to provide, the Depositor (and counsel thereto) with a copy of the related Outside Servicing Agreement (together with any amendments thereto) in an EDGAR-compatible format by the later of (i) two (2) Business Days prior to the Closing Date and (ii) one (1) Business Day after the closing date of such Outside Securitization.

SECTION 6        Representations and Warranties.

(a)                The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)                                  The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)                               Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)                            The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)                            There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)                               The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)                           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller and those filings and recordings of Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date;

(vii)                        The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

(viii)                     The Seller is solvent, and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors.

(b)               The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)                                The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)                               Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)                            The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)                           There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)                              The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

(vi)                            No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser; and

(vii)                        The Purchaser has (i) prepared a report on Form ABS-15G under the Exchange Act (the “Form 15G”) that attaches the Accountants’ Third-Party Due Diligence Report (as defined herein) (a final draft of which Form 15G was provided to the Seller at least 5 business days before the first pricing date with respect to the Certificates); and (ii) furnished the Form 15G to the Commission (as defined herein) on EDGAR at least 5 business days before the first pricing date with respect to the Certificates as required by Rule 15Ga-2 under the Exchange Act.

(c)                The Seller further makes the representations and warranties as to the Mortgage Loans (other than any related Trust Subordinate Companion Loan) set forth on Exhibit B to this Agreement as of the Cut-Off Date or such other date set forth in such representations and warranties on Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth on Exhibit C to this Agreement. If the Seller’s Mortgage Loans contain a related Trust Subordinate Companion Loan, then such Seller further makes the representations and warranties as to such related Trust Subordinate Companion Loan set forth on Exhibit I to this Agreement (if any) as of the Cut-Off Date or such other date set forth in such representations and warranties on Exhibit I to this Agreement.

(d)               Pursuant to the Pooling and Servicing Agreement, if (i) any party thereto (other than the Asset Representations Reviewer) discovers or receives notice alleging that any document required to be included in a Mortgage File by (or on behalf of) the Seller has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or discovers or receives notice alleging a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Special Servicer or the Purchaser receives a Repurchase Request, then such party is required to give prompt written notice thereof to the Seller.

(e)                Pursuant to the Pooling and Servicing Agreement, the Enforcing Servicer is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the related Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”; and a Material Breach and/or a Material Document Defect, as the case may be, shall constitute a “Material Defect”). If such Document Defect or Breach has been determined to be a Material Defect, then the Enforcing Servicer will be required to give prompt written notice thereof to the Seller, demanding that the Seller cure such Material Defect. Promptly upon becoming aware of any such Material Defect (including, without limitation, through a written notice given by any party to the Pooling and Servicing Agreement, as provided above if the Document Defect or Breach identified therein is a Material Defect), the Seller shall, not later than 90 days from the earlier of the Seller’s (x) discovery of, and (y) receipt of notice of and receipt of a demand to take action with respect to such Material Defect (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days from any party discovering such Material Defect), cure the same in all material respects (which cure shall include payment of any losses and Additional Trust Fund Expenses associated therewith (including, if applicable, the amount of any fees of the Asset Representations Reviewer payable pursuant to Section 5(j) above attributable to the Asset Review of such Mortgage Loan)) or, if such Material Defect cannot be cured within such 90-day period, the Seller shall (before the end of such 90-day period) either: (i) repurchase the affected Mortgage Loan or any related REO Property (or the Trust Fund’s interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account; or (ii) substitute a

Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date and in no event shall any such substitution be effected with respect to any Trust Subordinate Companion Loan) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith; provided, that the Seller may not repurchase any Trust Subordinate Companion Loan without repurchasing its Mortgage Loan that is part of the same Whole Loan (so long as there is a Material Defect with respect to such Mortgage Loan); and provided, further, however, that if (i) such Material Defect is capable of being cured but not within such 90-day period, (ii) such Material Defect is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Defect within such 90-day period, then the Seller shall have an additional 90 days to complete such cure (or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above) it being understood and agreed that, in connection with the Seller’s receiving such additional 90-day period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator setting forth the reasons such Material Defect is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Defect will be cured within such additional 90-day period; and provided, further, that, if any such Material Defect is still not cured after the initial 90-day period and any such additional 90-day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect so long as the Seller certifies to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator every 30 days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Defect with respect to a Mortgage Loan, it will notify the Purchaser. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-Off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and shall be required, under the Pooling and Servicing Agreement, to be remitted by the Master Servicer to the Seller promptly following receipt. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, that has been substituted shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 6(e) if the Mortgage Loan to be replaced was itself a Qualified Substitute Mortgage Loan that had replaced a prior Mortgage Loan, in which case, absent a cure

(including by the making of a Loss of Value Payment pursuant to the following paragraph) of the relevant Material Defect, the affected Mortgage Loan will be required to be repurchased.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its obligations with respect to any Material Defect as set forth in the preceding paragraph, to the extent that the Seller and the Enforcing Servicer (subject to the consent of the Controlling Class Representative so long as the Controlling Class Representative is the applicable Directing Holder or, in the case of any Trust Subordinate Companion Loan, subject to the consent of the related Loan-Specific Controlling Class Representative so long as it is the applicable Directing Holder) as provided in the Pooling and Servicing Agreement, are able to agree upon a cash payment payable by the Seller to the Purchaser or the Trust, as applicable, that would be deemed sufficient to compensate the Purchaser or the Trust, as applicable, for a Material Defect (a “Loss of Value Payment”), the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser or the Trust, as applicable; provided that a Material Defect as a result of a Mortgage Loan not constituting a Qualified Mortgage, may not be cured by a Loss of Value Payment; and provided, further, that the Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment and the portion of fees of the Asset Representations Reviewer attributable to any Asset Review of such Mortgage Loan (provided, however, that if the Loss of Value Payment relates to a Co-sponsored Mortgage Loan, the portion of fees of the Asset Representations Reviewer attributable to any Asset Review of such Co-sponsored Mortgage Loan shall be subject to adjustment as set forth in Section 11.02(b) of the Pooling and Servicing Agreement). Upon its making a Loss of Value Payment, the Seller shall be deemed to have cured the subject Material Defect in all respects. Provided that such Loss of Value Payment is made, this paragraph describes the sole remedy available to the Purchaser or the Trust, as applicable, and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or replace the affected Mortgage Loan or otherwise cure such Material Defect. This paragraph is intended to apply only to a mutual agreement or settlement between the Seller and the Enforcing Servicer, provided that, prior to any such agreement or settlement, nothing in this paragraph shall preclude the Seller or the Enforcing Servicer, from exercising any of its rights related to a Material Defect in the manner and within the time frames set forth in the Pooling and Servicing Agreement or this Section 6(e) (excluding this paragraph) (including any right to cure, repurchase or substitute for a Mortgage Loan).

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable Document Defect or Breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Cross-Collateralized Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be) shall be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document Defect, as applicable:

(A) the Seller (at its expense) delivers or causes to be delivered to the Trustee, the Master Servicer and the Special Servicer an Opinion of Counsel to the effect that such Seller’s repurchase or replacement of only those Mortgage Loans as to which a Material Defect has actually occurred without regard to the provisions of this paragraph (the “Affected Loan(s)”) and the operation of the remaining provisions of this Section 6(e) (i) will not cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes at any time that any Certificate is outstanding and (ii) will not result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); and

(B)  each of the following conditions would be satisfied if the Seller were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

(1)   the debt service coverage ratio for such Other Crossed Loan(s) (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A to the Prospectus and (B) the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement;

(2)   the loan-to-value ratio for the Other Crossed Loans (excluding the Affected Loan(s)) is not greater than the greatest of (A) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A to the Prospectus plus 10%, (B) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) at the time of repurchase or replacement and (C) 75%; and

(3)   either (x) the exercise of remedies against the Primary Collateral of any Mortgage Loan in the Cross-Collateralized Group will not impair the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group or (y) the Loan Documents evidencing and securing the relevant Mortgage Loans have been modified in a manner that complies with this Agreement and the Pooling and Servicing Agreement and that removes any threat of impairment of the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group as a result of the exercise of remedies against the Primary Collateral of any Mortgage Loan in the Cross-Collateralized Group.

The determination of the Enforcing Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error on the Certificateholders, other parties to the Pooling and Servicing Agreement and the Seller. The Enforcing Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered, to the Enforcing Servicer an Appraisal of any or all of the

related Mortgaged Properties for purposes of determining whether the condition set forth in clause (B)(2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller and, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case).

With respect to any Defective Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the second preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the Seller and the Depositor agree to forbear from enforcing any remedies against the other’s Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trust Fund. If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by the other such party, then both parties shall forbear from exercising such remedies unless and until the Loan Documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Cross-Collateralized Group shall be allocated between such Mortgage Loans in accordance with the related Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The provisions of this paragraph shall be binding on all future holders of each Mortgage Loan that forms part of a Cross-Collateralized Group.

The Pooling and Servicing Agreement provides that, to the extent necessary and appropriate, the Master Servicer or Special Servicer, as applicable, will execute (pursuant to a limited power of attorney provided by the Trustee who will not be liable for any misuse of any such power of attorney by the Master Servicer or Special Servicer, as applicable, or any of its agents or subcontractors) the modification of the Loan Documents that complies with this Agreement to remove the threat of impairment of the ability of the Seller or the Trust Fund to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan(s) held by such party resulting from the exercise of remedies by the other such party. All costs and expenses incurred by the Trustee, the Special Servicer and the Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph and the first, second and third preceding paragraphs shall be advanced by the Master Servicer as provided for in Section 2.03(a) of the Pooling and Servicing Agreement, and such advances and interest thereon shall be included in the calculation of Purchase Price for the Affected Loan(s) to be repurchased or replaced.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8) and (18) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

Notwithstanding any provision of this Agreement, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Seller shall not be obligated to repurchase such Mortgage Loan if (i) the affected Mortgaged Property(ies) may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property(ies) are, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the related Loan Documents and the Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Trust and (iii) each Rating Agency has provided a Rating Agency Confirmation.

With respect to any Outside Serviced Mortgage Loan, the Seller agrees that if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Outside Serviced Companion Loan included in the related Outside Securitization Trust, and such Outside Serviced Companion Loan is repurchased by or on behalf of such Seller (or other responsible repurchasing entity) from the related Outside Securitization Trust as a result of such “material document defect” (as such term or any analogous term is defined in such Outside Servicing Agreement), then the Seller shall repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related solely to the promissory note for such Outside Serviced Companion Loan.

(f)                In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File (including, without limitation, the Servicing File) and other documents and all Escrow Payments and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing or substituting entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee, the Certificate Administrator and/or the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. In the event a Qualified Substitute Mortgage Loan is substituted for a Defective Mortgage Loan by the Seller as contemplated by this Section 6, the Seller shall deliver to the Custodian the related Mortgage File and to the Master Servicer all Escrow Payments and reserve funds pertaining to such Qualified Substitute Mortgage Loan possessed by it and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 6, the Seller shall amend the Mortgage Loan Schedule to reflect the removal of any deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan, such Qualified Substitute Mortgage Loan shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

(g)               The representations and warranties of the parties hereto shall survive the execution and delivery of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)               Each party hereto agrees to promptly notify the other party upon discovery of any breach of a representation or warranty contained in Section 6(c) of this Agreement. The Seller’s obligation to cure any Material Defect or to repurchase, or substitute for, or make a Loss of Value Payment with respect to, any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement or a Document Defect with respect to any Mortgage Loan.

(i)                 The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any Repurchase Request. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan and the person making the Repurchase Request, (2) the date (x) such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission (the “Commission”) and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Commission under Rule 15Ga-1 under the Exchange Act with respect to the Mortgage Loans, on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no Rule 15Ga-1 Notice Provider will be required to provide information in a Rule 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines. In addition, the Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Defect.

Each party hereto agrees and acknowledges that, as of the date of this Agreement, the “Central Index Key” number of the Trust Fund is 0002063009.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

(j)                 The Seller hereby acknowledges and agrees that it and the Purchaser have engaged a nationally recognized accounting firm (the “Accounting Firm”) to perform “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the Mortgage Loans and to prepare one or more “third-party due diligence reports” (as defined in Rule 15Ga-2 under the Exchange Act) (collectively, the “Accountants’ Third-Party Due Diligence Report”) in connection therewith. The Seller hereby represents and warrants to, and covenants with, the Depositor that, except with respect to the Accounting Firm and the Accountants’ Third-Party Due Diligence Report, the Seller, as of the Closing Date, (A) has not obtained any “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act), and (B) has not retained any third party to engage in, and will not retain any third party to engage in, any activity that constitutes “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the Mortgage Loans, unless, in the case of the immediately preceding clause (B) and following the Closing Date, the Seller (i) provides prior written notice to the Depositor, (ii)

requires the third-party due diligence provider to comply with its obligations under Section 15E(s)(4)(B) of, and Rule 17g-10 under, the Exchange Act (including with respect to the timely delivery to any applicable NRSRO and to the Depositor of a Form ABS Due Diligence-15E), and (iii) facilitates the Depositor’s compliance with Rule 17g-5(a)(3)(iii)(E) under the Exchange Act, with respect thereto. The Seller further represents and warrants that no portion of the Accountants’ Third-Party Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 6(j).

(k)               The Seller further represents and warrants that, with respect to any Mortgage Loan that is, or that at any time that any Certificate is outstanding becomes, part of an Outside Serviced Whole Loan (and for which the depositor under the Outside Servicing Agreement is not the Purchaser), the related Outside Servicing Agreement contains, or at the time such Outside Servicing Agreement is executed and delivered will contain, terms and provisions (or, to the extent specified on Exhibit E to this Agreement, the related Co-Lender Agreement contains terms and provisions (and, to the extent contained in the related Co-Lender Agreement, the applicable documents provide that such terms and provisions are deemed included by reference into the related Outside Servicing Agreement)) that are designed to comply in all material respects with the provisions set forth on Exhibit E to this Agreement. The Seller further represents and warrants that, with respect to any Mortgage Loan that is, or that at any time that any Certificate is outstanding becomes, part of an Outside Serviced Whole Loan (and for which the depositor under the Outside Servicing Agreement is the Purchaser), the related Co-Lender Agreement does not contain any terms or provisions that conflict with (or that will conflict with) any terms or provisions in the related Outside Servicing Agreement that are designed to comply in all material respects with the provisions set forth on Exhibit E to this Agreement.

SECTION 7        Review of Mortgage File. The parties hereto acknowledge that the Custodian will be required to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8        Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)                Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Section 6(c) and Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by the Seller substantially in the form of Exhibit D to this Agreement.

(b)               The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and, if any of the Mortgage Loans is a Trust Subordinate Companion Loan, any applicable Loan-Specific Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)                The Purchaser shall have received the following additional closing documents:

(i)                                  copies of the Seller’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)                               a certificate as of a recent date of the applicable regulatory body or governmental agency to the effect that the Seller is duly organized, validly existing and in good standing in the jurisdiction of its formation;

(iii)                            an officer’s certificate of the Seller in form reasonably acceptable to the Underwriters, the Initial Purchasers and, if any of the Mortgage Loans is a Trust Subordinate Companion Loan, any applicable Loan-Specific Initial Purchasers and to each Rating Agency;

(iv)                           an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and, if any of the Mortgage Loans is a Trust Subordinate Companion Loan, any applicable Loan-Specific Initial Purchasers and to each Rating Agency; and

(v)                              a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the agreed upon sections of the Preliminary Prospectus (as defined in the Indemnification Agreement), the Prospectus, the Preliminary Offering Circular (as defined in the Indemnification Agreement), the Offering Circular or, if any of the Mortgage Loans is a Trust Subordinate Companion Loan, any preliminary or final offering circular with respect to the related Loan-Specific Certificates, in each case as of the date thereof or as of the Closing Date (or, in the case of the Preliminary Prospectus, the Preliminary Offering Circular or any such preliminary offering circular with respect to Loan-Specific Certificates, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller Information, any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein relating to the Seller Information, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information in the Prospectus appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)               The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement. If applicable, any Loan-Specific Certificates shall have been concurrently issued and sold pursuant to the terms of the related Loan-Specific Certificate Purchase Agreement.

(e)                The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)                The Seller shall furnish the Purchaser, the Underwriters, the Initial Purchasers and any Loan-Specific Initial Purchasers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

(g)               An officer of the Seller (other than if such Seller is Bank of Montreal) (i) prior to the delivery of the Preliminary Prospectus to investors, shall have delivered to the Depositor for the benefit of the Chief Executive Officer of the Depositor a sub-certification (the “Preliminary Mortgage Loan Seller Sub-Certification”) to the certification provided by the Chief Executive Officer of the Depositor to the Commission pursuant to the requirements of the Commission’s Form SF-3; and (ii) prior to the delivery of the Prospectus to investors, shall have delivered to the Depositor for the benefit of the Chief Executive Officer of the Depositor a sub-certification (the “Mortgage Loan Seller Sub-Certification”) to the certification provided by the Chief Executive Officer of the Depositor to the Commission pursuant to the requirements of the Commission’s Form SF-3.

SECTION 9        Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10    Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-Off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-Off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the parties (other than the Purchaser) to the Pooling and Servicing Agreement and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular, the Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement (as such term is defined in the Indemnification Agreement), Preliminary Prospectus, Prospectus, Preliminary Offering Circular and Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular, Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, as counsel to the Depositor; and (x) the reasonable fees and expenses of counsel to the Underwriters, the Initial Purchasers and, if any of the Mortgage Loans is a Trust Subordinate Companion Loan, any applicable Loan-Specific Initial Purchasers.

If the Seller elects to exercise its rights under Section 12.14 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 12.14 of the Pooling and Servicing Agreement.

SECTION 11    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14   Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15    No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 6 and Section 16.

SECTION 16    Assignment. (a) The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their respective permitted successors and assigns. Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee, but shall not be further assigned by the Trustee to any Person.

(b)       The Asset Representations Reviewer shall be an express third party beneficiary of Section 5(j) of this Agreement.

SECTION 17    Notices. All communications hereunder shall be in writing and effective only upon receipt and will be mailed, hand delivered, couriered or sent by fax transmission or electronic mail and confirmed to the applicable party hereto at its address set forth on Exhibit H to this Agreement (or, in the case of any of the parties hereto, such other address as may hereafter be furnished by such party in writing to the other party).

SECTION 18    Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19    Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 20    Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22    Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23    Further Assurances. The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

SECTION 24    Recognition of U.S. Special Resolution Regimes.

(a)                In the event a Covered Party (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate (as defined below) of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime,

Default Rights (as defined below) with respect to this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                For the purposes of this Section 24, the following definitions apply:

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 12 C.F.R. § 47.2 or 12 C.F.R. § 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 25    Electronic Signatures. Delivery of an executed counterpart of a signature page of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of this transaction) in Portable Document Format (PDF), Tagged Image File Format (TIF or TIFF), .JPG or .JPEG file format, or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement. Each of the parties hereto agrees that the transaction consisting of this Agreement (and, to the extent permitted under applicable law, each officer’s certificate, receipt or similar closing document delivered in connection with the closing of this transaction) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement (or, if applicable, such closing document) using an electronic signature, it is signing, adopting, and accepting this Agreement or such closing document and that signing this Agreement or such closing document using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement or such closing document on paper. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BMO COMMERCIAL MORTGAGE SECURITIES LLC

By:	/s/ David Schell
Name: David Schell
Title: Authorized Signatory
BMO 2026-C15 – KeyBank Mortgage Loan Purchase Agreement

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Joe DeRoy, Jr.
Name: Joe DeRoy, Jr.
Title: Senior Vice President
BMO 2026-C15 – KeyBank Mortgage Loan Purchase Agreement

ANNEX A

CO-SPONSORED MORTGAGE LOANS

NONE

Annex A-1

ANNEX B

MORTGAGE LOANS THAT DO NOT HAVE A DUE DATE IN THE MONTH OF THE
FIRST DISTRIBUTION DATE

Loan No.	Name of Mortgaged Property
12	Corporate Center VI

Annex B-1

ANNEX C

RETAINED UNCERTIFICATED INTERESTS AND/OR CLASS VRR CERTIFICATES

NONE

Annex C-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

BMO 2026-C15

Loan	Loan/Prop.	Seller	Property Name	Property Address	City	State	Zip Code	Flood Zone	Cut-off Date Balance	Mortgage Rate (%)	Remaining Term to Maturity/ARD	Remaining Amortization Term	ARD (Y/N)	Maturity/ARD Date	Final Maturity Date	Revised Rate (%)	Crossed Loan	Subservicing Fee Rate	Outside Servicing Fee Rate	Master Servicing Fee Rate	Primary Servicing Fee Rate	Is Mortgage Loan part of a Serviced Whole Loan? (Y/N)	Serviced Companion Loan Cut-Off Date Balance	Serviced Companion Loan Interest Rate	Serviced Companion Loan Remaining Term to Maturity/ARD	Serviced Companion Loan Maturity Date/ARD	Serviced Companion Loan Remaining Amortization Term	Serviced Companion Loan Servicing Fee Rate
12.00	Loan	KeyBank	Corporate Center VI	2360 Corporate Circle	Henderson	NV	89074	No	20,500,000.00	6.23000%	121	360	No	9/1/2036	9/1/2036	NAP	NAP	0.01000%	0.00000%	0.00125%	0.00000%	No	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	KeyBank	Amazon Tallahassee	3799 Northwest Passage	Tallahassee	FL	32303	No	20,445,000.00	5.73000%	109	0	No	9/1/2035	9/1/2035	NAP	NAP	0.01000%	0.00000%	0.00125%	0.00000%	No	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	KeyBank	The Campus Portfolio	Various	West Chester	PA	Various		19,250,000.00	6.43000%	120	0	No	8/1/2036	8/1/2036	NAP	NAP	0.01000%	0.00000%	0.00125%	0.00000%	No	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		200, 300, 400 and 600 Willowbrook Lane	200, 300, 400 & 600 Willowbrook Lane	West Chester	PA	19382	No
15.02	Property		100 Willowbrook Lane	100 Willowbrook Lane	West Chester	PA	19382	No
15.03	Property		1380 Enterprise Drive	1380 Enterprise Drive	West Chester	PA	19380	No
16.00	Loan	KeyBank	Stop & Stor - Bay Ridge	534 63rd Street	Brooklyn	NY	11220	No	18,000,000.00	5.97000%	120	0	No	8/1/2036	8/1/2036	NAP	NAP	0.01000%	0.00000%	0.00125%	0.00000%	No	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	KeyBank	Gateway Plaza	3637, 3643, 3725, 3729, 3731, 3733, 3735, 3737, 3739, 3741, 3743, 3749, 3751 South Mooney Boulevard	Visalia	CA	93277	No	14,250,000.00	6.64000%	120	360	No	8/1/2036	8/1/2036	NAP	NAP	0.06000%	0.00000%	0.00125%	0.00000%	No	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	KeyBank	Stop & Stor - Glendale/Middle Village	75-02 88th Street	Glendale	NY	11385	No	8,000,000.00	5.85000%	115	0	No	3/1/2036	3/1/2036	NAP	NAP	0.01000%	0.00000%	0.00125%	0.00000%	No	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	KeyBank	Highlander Hills Estates	100 Axford Avenue	Oxford	NJ	07863	No	5,644,000.00	6.42000%	120	0	No	8/1/2036	8/1/2036	NAP	NAP	0.01000%	0.00000%	0.00125%	0.00000%	No	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan	KeyBank	River Place Towers	115 River Place	Lowell	MA	01852	No	3,152,000.00	5.79000%	113	0	No	1/1/2036	1/1/2036	NAP	NAP	0.01000%	0.00000%	0.00125%	0.00000%	No	NAP	NAP	NAP	NAP	NAP	NAP

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charges) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

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(3)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Issuing Entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.
(5)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents, (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Seller on or after the Cut-Off Date.
(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Seller) and constitutes a legal, valid and binding endorsement or assignment from the Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Seller’s knowledge, as of the Cut-Off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded
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encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Seller’s knowledge, as of the Cut-Off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(7)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the
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Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

(8)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-Off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule B-1 to this Exhibit B.
(9)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.
(10)	Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such
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financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(11)	Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-Off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-Off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)	Taxes and Assessments. As of the date of origination and, to the Seller’s knowledge, as of the Cut-Off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-Off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.
(13)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there is no proceeding pending and, to the Seller’s knowledge as of the date of origination and as of the Cut-Off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(14)	Actions Concerning Mortgage Loan. To the Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b)
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the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

(15)	Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to the depositor or its servicer (or, in the case of an Outside Serviced Mortgage Loan, to the depositor under the related Outside Servicing Agreement or the related Outside Servicer for the related Other Securitization Trust).
(16)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Seller to merit such holdback).
(17)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings

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Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic

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condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-Off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(18)	Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under
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the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

(19)	No Encroachments. To the Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.
(20)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Mortgage Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.
(21)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other
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than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(22)	Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(23)	Authorized to do Business. To the extent required under applicable law, as of the Cut-Off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Issuing Entity.
(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.
(25)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for similar commercial and multifamily loans intended for securitization, (c)
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title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.
(27)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some
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cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(28)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33), in each case of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the condemnation proceeds or the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in

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parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.
(30)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Exhibit C; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents
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(which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule B-1 to this Exhibit B, or future permitted mezzanine debt as set forth on Schedule B-2 to this Exhibit B or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule B-3 to this Exhibit B or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-Off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-Off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
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(33)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Mortgage Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(34)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Mortgage Loans and situations where default interest is imposed.
(35)	Ground Leases. For purposes of this Exhibit B, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor

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of the Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), the Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;
(e)	Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);
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(f)	The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;
(h)	A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;
(j)	Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
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(36)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.
(37)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.
(38)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-Off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit B. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.
(39)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-Off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(40)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule B-4 to this Exhibit B, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.
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(41)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.
(42)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-Off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal
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Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(43)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-Off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.
(44)	Cross-Collateralization. No Mortgage Loan is cross collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.
(45)	Advance of Funds by the Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Exhibit B, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Exhibit B, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Exhibit B, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties, in each case without having conducted any independent inquiry into such matters and

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without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Seller’s knowledge.

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Schedule B-1

List of Mortgage Loans with Existing Mezzanine Debt

None

Schedule B-1-1

Schedule B-2

List of Mortgage Loans with Future Permitted Mezzanine Debt

None

Schedule B-2-1

Schedule B-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None

Schedule B-3-1

Schedule B-4

List of Mortgage Loans with Affiliated Borrowers

Loan No.	Property Name
16	Stop & Stor – Bay Ridge
26	Stop & Stor – Glendale / Middle Village

Schedule B-4-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Representation	Mortgage Loan	Description of Exception
(17) Insurance	Amazon Tallahassee (Loan No. 13)

Under the related Mortgage Loan documents, the sole tenant at the related Mortgaged Property, may self-insurance the related Mortgaged Property. In order for the tenant to provide such self-insurance the related Mortgage Loan documents require that the following conditions be met: (i) no event of default must exist with respect to the Mortgage Loan, (ii) the related lease must be in effect, (iii) no default must exist under the related lease, (iv) the lease guarantor must continue to be fully liable for the obligations and liabilities of the related lease and (v) the Mortgagor must have provided the Mortgagee with satisfactory evidence that tenant is in fact self-insuring the related Mortgaged Property.

The allocation of casualty and condemnation payments is governed by the master lease between the master tenant and the related Mortgagor.

(17) Insurance	River Place Towers (Loan No. 42)

The insurance obligations relating to the improvements located on the Mortgaged Property were removed from the Mortgage Loan documents due to the fact that insurance for such improvements is maintained by the related ground tenant pursuant to the terms of the related ground lease. The Mortgagor, as the fee owner, is responsible only for landlord-level insurance.

The allocation of casualty and condemnation payments is governed by the related ground lease between the ground tenant and the related Mortgagor.

(25) Local Law Compliance	Stop & Stor – Bay Ridge (Loan No. 16)	The related Mortgaged Property has seven open municipal violations (the “Stop & Stor Bay Ridge Violations”). Pursuant to the related Mortgage Loan documents, the related Mortgagor is required to cure the Stop & Stor Bay Ridge Violations on or prior to the earlier of (i) 90 days following the origination of the related Mortgage Loan; provided however, with respect to Stop & Stor Bay Ridge Violations that have been fully cured, remediated and paid for prior to such date, if, notwithstanding the related Mortgagor’s diligent efforts, the related Mortgagor has been unable to cause any of such Stop & Stor Bay Ridge Violations to be discharged of record, so long as the related Mortgagor continues to diligently pursue such discharge of record, the time period for such discharge of record will be extended as reasonably necessary to provide the time to cause such discharge of record and (ii) any enforcement action being
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commenced by any governmental authority with respect to Stop & Stor Bay Ridge Violations.
(25) Local Law Compliance	Gateway Plaza (Loan No. 18)	The related Mortgaged Property has open fire code violations (the “Gateway Violations”). Pursuant to a post-closing agreement, the related Mortgagor must deliver to the Mortgagee, within 45 days of the origination of the related Mortgage Loan, an updated zoning report indicating that the related Mortgagor has cured the Gateway Violations. If the updated zoning report lists any additional new code violations not referenced in the original zoning report, then the Mortgagor (i) must promptly commence (or to be commenced) and diligently pursue (or cause to be diligently pursued) the remediation of such outstanding violations and (ii) no later than 60 days from the date such updated zoning report is delivered to the Mortgagee, deliver to Mortgagee written evidence of such remediation as shall be acceptable to Mortgagee in its reasonable discretion.
(25) Local Law Compliance	Stop & Stor - Glendale/Middle Village (Loan No. 26)	The related Mortgaged Property has gas piping, sidewalk and fire code violations (the “Stop & Stor Glendale/Middle Village Violations”). Pursuant to the related Mortgage Loan documents, the related Mortgagor is required to cure the Stop & Stor Glendale/Middle Village Violations on or prior to the earlier of (i) 90 days following the origination of the related Mortgage Loan; provided however, with respect to Stop & Stor Glendale/Middle Village Violations that have been fully cured, remediated and paid for prior to such date, if, notwithstanding the related Mortgagor’s diligent efforts, the related Mortgagor has been unable to cause any of such Stop & Stor Glendale/Middle Village Violations to be discharged of record, so long as the related Mortgagor continues to diligently pursue such discharge of record, the time period for such discharge of record will be extended as reasonably necessary to provide the time to cause such discharge of record and (ii) any enforcement action being commenced by any governmental authority with respect to Stop & Stor Glendale/Middle Village Violations.
(27) Recourse Obligations	Amazon Tallahassee (Loan No. 13)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “intentional physical waste except to the extent the same results from insufficient funds” as opposed to “intentional material physical waste.”
(27) Recourse Obligations	Corporate Center VI (Loan No. 12) The Campus Portfolio (Loan No. 15)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material misrepresentation” and (ii) “material physical waste” as opposed to “intentional material physical waste.”
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Stop & Stor - Bay Ridge (Loan No. 16) Gateway Plaza (Loan No. 18) Stop & Stor - Glendale/Middle Village (Loan No. 26) Highlander Hills Estates (Loan No. 33) River Place Towers (Loan No. 42)
(28) Mortgage Releases	All KeyBank Loans	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.

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EXHIBIT D

FORM OF SELLER CERTIFICATE

BMO 2026-C15 MORTGAGE TRUST, COMMERCIAL
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-C15

KeyBank National Association (the “Seller”) hereby certifies as follows:

1.	All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of August 1, 2026 (the “Agreement”), between BMO Commercial Mortgage Securities LLC and the Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).
2.	The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof, and no event has occurred which would constitute a default on the part of the Seller under the Agreement.
3.	Neither the Prospectus relating to the offering of the Public Certificates, nor the Offering Circular relating to the offering of the Private Certificates (exclusive of the Class VRR Certificates, if issued), in the case of the Prospectus, as of the date thereof or as of the date hereof, or in the case of the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Seller Information (as such term is defined in the Indemnification Agreement) or omitted or omits to state therein a material fact relating to the Seller Information required to be stated therein or necessary in order to make the statements therein relating to the Seller Information, in the light of the circumstances under which they were made, not misleading.

For the purposes of the foregoing certifications, with respect to any description contained in the Prospectus or the Offering Circular of the terms or provisions of, or servicing arrangements under, any Outside Servicing Agreement, to the extent that such description refers to any terms or provisions of, or servicing arrangements under, the Pooling and Servicing Agreement, the Seller has assumed that the description of such terms or provisions of, or servicing arrangements under, the Pooling and Servicing Agreement contained in the Prospectus or the Offering Circular (i) does not include an untrue statement of a material fact and (ii) does not omit to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Pooling and Servicing Agreement or, if not defined therein, in the Indemnification Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

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Certified this 31st day of August, 2026.

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:
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EXHIBIT E

OUTSIDE SERVICED MORTGAGE LOAN PROVISIONS

1.	Pursuant to the related Co-Lender Agreement or Outside Servicing Agreement, payments due to the Trust in respect of the related Mortgage Loan are required to be remitted on or prior to the Business Day following the Determination Date;
2.	Pursuant to the related Outside Servicing Agreement, customary CREFC® reports related to the Mortgage Loan and the Mortgaged Properties are required to be delivered to the Trust or made available through the related Outside Servicer’s or related Outside Certificate Administrator’s website in order to permit the Master Servicer, Special Servicer and Certificate Administrator or Trustee to timely comply with their respective reporting obligations under the Pooling and Servicing Agreement;
3.	Pursuant to the related Outside Servicing Agreement, each party to the Outside Servicing Agreement is required to deliver (and to cause any party engaged by such party to the Outside Servicing Agreement to deliver (or to use commercially reasonable efforts to cause such engaged party to deliver if such engaged party constitutes a “Mortgage Loan Seller Sub-servicer” or a term substantially similar thereto under the Outside Servicing Agreement)) (x) all materials and notices required in order for the holder of the Outside Serviced Mortgage Loan and the Depositor to timely comply with (1) its obligations under the Exchange Act (including any required 10-D, 8-K and 10-K reporting), and (2) any applicable comment letter from the Securities and Exchange Commission or its obligations with respect to a deficient Exchange Act deliverable, and (y) with respect to any Sarbanes-Oxley Certification, the applicable certification to each Certifying Person;
4.	Pursuant to the related Outside Servicing Agreement, customary industry standard indemnification provisions exist for the failure of the applicable parties to timely deliver (or cause to be timely delivered) the materials and notices required pursuant to clause (iii) above;
5.	In connection with (x) any amendment to the Outside Servicing Agreement, a party to such Outside Servicing Agreement is required to provide a copy of (or to provide written notice of and make available) the executed amendment to the Depositor and the Certificate Administrator (which may be by email), in order for the holder of the Outside Serviced Mortgage Loan and the Depositor to timely comply with its obligations under the Exchange Act, and (y) the termination, resignation and/or replacement of any Outside Servicer or Outside Special Servicer, the replacement Outside Servicer or Outside Special Servicer, as applicable, is required to provide all disclosure about itself that is required to be included in Form 8-K no later than the date of effectiveness thereof;
6.	The holder of an Outside Serviced Mortgage Loan is an intended third-party beneficiary of the rights under the Outside Servicing Agreement to the extent such rights affect the related Outside Serviced Mortgage Loan or the holder thereof;
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7.	The Outside Servicing Agreement provides that it shall not be amended in any manner that materially and adversely (or words of similar import) affects the holder of the Outside Serviced Mortgage Loan without the consent of such party;
8.	Servicer Termination Events (or any analogous term under the Outside Servicing Agreement) include customary market termination events with respect to failure to make advances, failure to remit payments to the holder of the Outside Serviced Mortgage Loan as required, failure to deliver (or cause to be delivered) materials or notices required in order for the holder of the Outside Serviced Mortgage Loan and the Depositor to timely comply with its obligations under the Exchange Act, and Rating Agency triggers with respect to the Certificates, subject to customary grace periods (provided, in the case of failures related to the Exchange Act, such grace periods do not materially and adversely affect the Depositor or will not cause the Depositor to fail to comply with the applicable provisions of the Exchange Act); and
9.	If the Outside Serviced Mortgage Loan becomes the subject of an Asset Review, the applicable parties to the Outside Servicing Agreement are required to reasonably cooperate with the Asset Representations Reviewer in connection with such Asset Review (or a substantially similar provision), including with respect to providing access to related underlying documents, to the extent the Asset Representations Reviewer has not obtained such documents from the Seller and such documents are in the possession of the applicable party to the Outside Servicing Agreement.

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EXHIBIT F

FORM OF DILIGENCE FILE CERTIFICATION
(BMO 2026-C15)

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of August 1, 2026 (the “Pooling and Servicing Agreement”), relating to the issuance of the BMO 2026-C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-C15 (the “Series 2026-C15 Certificates”) and that certain Mortgage Loan Purchase Agreement, dated as of August 1, 2026 (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Seller”) and BMO Commercial Mortgage Securities LLC (the “Depositor”), pursuant to which the Seller sold certain Mortgage Loans to the Depositor in connection with the issuance of the Series 2026-C15 Certificates. In accordance with Section 5(h) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor (with a copy to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer, and the Operating Advisor), as follows:

1.	The Seller has delivered an electronic copy of the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Depositor by uploading such Diligence File to the Designated Site (as defined in the Pooling and Servicing Agreement); and
2.	Each Diligence File uploaded to the Designated Site contains all documents required under the definition of “Diligence File” and each such Diligence File is organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the ___ day of [______], 2026.

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:
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EXHIBIT G

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY:

Rialto Capital Advisors, LLC

AND WHEN RECORDED MAIL TO:

Rialto Capital Advisors, LLC

Southeast Financial Center

200 S. Biscayne Blvd., Suite 3550

Miami, Florida 33131

Attention: Liat Heller, Jeff Krasnoff, Niral Shah and Adam Singer

Facsimile Number: (305) 229-6425

Email: liat.heller@rialtocapital.com, jeff.krasnoff@rialtocapital.com;

Adam.singer@rialtocapital.com and niral.shah@rialtocapital.com

POWER OF ATTORNEY
(KEYBANK NATIONAL ASSOCIATION)

KNOW ALL PERSONS BY THESE PRESENTS, that KeyBank National Association, as seller under that certain Mortgage Loan Purchase Agreement dated and effective as of August 1, 2026 (the “Mortgage Loan Purchase Agreement”), does hereby appoint Rialto Capital Advisors, LLC (the “Special Servicer”), under the Pooling and Servicing Agreement dated as of August 1, 2026, between BMO Commercial Mortgage Securities LLC, as depositor, KeyBank National Association, as general master servicer, the Special Servicer, as general special servicer, National Cooperative Bank, N.A., as master servicer and special servicer with respect to the NCB Mortgage Loans (as defined in the Pooling and Servicing Agreement), Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, Citibank, N.A., as certificate administrator, and Wilmington Savings Fund Society, FSB, as trustee, as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the Special Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan (as defined in the Mortgage Loan Purchase Agreement and other than any Mortgage Loan that is an Outside Serviced Mortgage Loan within the meaning of the Pooling and Servicing Agreement) which has not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto the Special Servicer full power and authority to do and

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perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the Special Servicer shall lawfully do or cause to be done by virtue hereof; provided that, if not earlier terminated, this power of attorney shall terminate on the Rated Final Distribution Date (as defined in the Pooling and Servicing Agreement).

G-2

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [___] day of [___], 2026.

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:
G-3

State of ____}

County of ____}

On _______________________, before me, ______________________________Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ____ that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Notary Public

[SEAL]

My commission expires:

G-4

EXHIBIT H

NOTICES

All communications under this Agreement shall be in writing and effective only upon receipt and will be mailed, hand delivered, couriered or sent by fax transmission or electronic mail and confirmed to it, and:

(a)	if sent to the Purchaser, at:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Paul Vanderslice, Michael Birajiclian and David Schell

Email: paul.vanderslice@bmo.com, Michael.Birajiclian@bmo.com and
David.Schell@bmo.com

with a copy to:

BMO Commercial Mortgage Securities LLC

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

Email: BMOCMBSNotices@bmo.com

(b)	if sent to the Seller, at:

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Joe DeRoy

Email: joe_a_deroy@keybank.com

Fax: 877-379-1625

with a copy to:

Polsinelli

900 West 48th Place, Suite 900

Kansas City, Missouri 64112

Email: keybanknotices@polsinelli.com

H-1

EXHIBIT I

REPRESENTATIONS AND WARRANTIES FOR
TRUST SUBORDINATE COMPANION LOAN

NONE

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